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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  September 17, 1996

                               Alpha Microsystems
               (Exact Name of Registrant as Specified in Charter)


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

            California                           0 - 10558                          95 - 3108178
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   (State or Other Jurisdiction                 (Commission                        (IRS Employer
         of Incorporation                       File Number)                    Identification No.)
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             2722 South Fairview Street, Santa Ana, California 92704
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(Address of Principal Executive Officers)                             (Zip Code)


Registrant's telephone number,  including area code               (714) 957-8500
                                                   -----------------------------


           Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.  Acquisition and Disposition of Assets

        Divestiture of Sanderson Shares


        On September 17, 1996, Alpha Microsystems (the "Company"), a California corporation, sold in an open market transaction on the London Stock Exchange, of the then current trading price at 149 pence per share all of the 907,792 shares of Sanderson Electronics PLC ("Sanderson") that the Company received from Sanderson in the sale of the Company's former UK subsidiary. The sale of Alpha Microsystems Great Britain was announced on August 12, 1996 and reported in a Form 8-K previously filed with the Securities and Exchange Commission on August 21, 1996. Proceeds of the sale of Sanderson shares were approximately (pound)1.35 million or US $2.1 million at current exchange rates. The Company will transfer the funds to the United States shortly.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (c) Exhibits: The following is included with this report:


Item                                                                 Exhibit No.
- ------                                                               -----------

Press Release                                                            20

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   September 27,  1996              Alpha Microsystems

                                         By: /s/ Douglas J. Tullio
                                             -----------------------------
                                             Douglas J. Tullio,
                                             President and Chief Executive
                                             Officer

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